UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 11, 2022

BioPlus Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41116	98-1583272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Madison Avenue
Suite 800
New York, New York 10016
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 287-4092

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-half of one Redeemable Warrant	BIOSU	The Nasdaq Stock Market LLC
Class A Ordinary Share, par value $0.0001 per share	BIOS	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A Ordinary Share for $11.50 per share	BIOSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

BioPlus Acquisition Corp. (the “Company”) has ceased use of its name in marketing and public materials, other than when the use of the Company’s legal name is required in certain documents. The Company has rebranded itself under the monikers “BIOS” and “Bios Acquisition Corporation.” Accordingly, the Company will refer to itself as “BIOS” or “Bios Acquisition Corporation” in all legal and public marketing materials and public postings moving forward, unless it is otherwise required to use its legal name. There will otherwise be no change to the Company’s legal name or ticker.

BioPlus Acquisition Corp. has no affiliation or relation to BioPlus Specialty Pharmacy Services, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioPlus Acquisition Corp.

By:	/s/ Ross Haghighat
Name:	Ross Haghighat
Title:	Chief Executive Officer and Chief Financial Officer

Dated: October 11, 2022